FORM N-SAR SIGNATURE PAGE

This report is signed on behalf of the registrant
(or depositor or trustee),

City of: San Francisco				State of:
California

Date: December 26, 2002

Name of Registrant, Depositor or Trustee:
	Schwab 1000

/s/Gregory Hand				/s/Vivian Ramos
Assistant Treasurer				Assistant
Treasurer